                                                                    EXHIBIT 25

                                   FORM T-1                      File No. ____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     Statement of Eligibility Under the
                Trust Indenture Act of 1939 of a Corporation
                        Designated to Act as Trustee

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                   PURSUANT TO SECTION 305(B)(2)__________

                              FIFTH THIRD BANK
                              ----------------
             (Exact name of trustee as specified in its charter)

                                    Ohio
                                    ----
   (Jurisdiction of incorporation or organization if not a national bank)

                                 31-0854433
                                 ----------
                    (I.R.S. Employer Identification No.)

                 38 Fountain Square Plaza, Cincinnati, Ohio
                 ------------------------------------------
                  (Address of principal executive offices)

                                    45263
                                    -----
                                 (Zip Code)

                  Paul L. Reynolds, 5th and Walnut Streets
                   Cincinnati, Ohio, 45263 (513) 579-5300
                   --------------------------------------
          (Name, address and telephone number of agent for service)

                       Delta Natural Gas Company, Inc.
                       -------------------------------
             (Exact name of obligor as specified in its charter)

                                  Kentucky
                                  --------
       (State or other jurisdiction of incorporation or organization)

                                 61-0458329
                                 ----------
                    (I.R.S. Employer Identification No.)

                  3617 Lexington Road, Wincester, Kentucky
                  (Address of principal executive offices)

                                    40391
                                    -----
                                 (Zip Code)

                       Debentures Due December 1, 2022
                       -------------------------------
                     (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.

             Furnish the following information as to the trustee -

         (a) Name and address of each examining or supervising authority to which it is subject.

             Ohio Superintendent of Banks
             State Office Tower
             30 E. Broad Street
             Columbus, Ohio 43215

             Federal Reserve Bank of Cleveland
             East Sixth Street and Superior Avenue
             Cleveland, Ohio 44101

             Federal Deposit Insurance Corporation,
             Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

ITEMS 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14 AND 15 ARE NOT APPLICABLE BY
VIRTUE OF THE ANSWER TO ITEM 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

         (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None.

ITEM 16. LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.

         (1) A copy of the Certificate of Incorporation of the trustee as now in effect.

         (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers.

         (4) A copy of the existing code of regulations of the trustee incorporating amendments to date.

         (5) A copy of each indenture referred to in Item 4.

         (6) The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         (8) A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         (9) Foreign trustees are required to file a consent to service of process of Form F-X

                                  SIGNATURE


                  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fifth Third Bank, a corporation organized and existing under the laws of the State of Ohio, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and the State of Ohio, on the 29th day of October, 2002.


                                        FIFTH THIRD BANK


                                        By: Fred Overbeck
                                           ---------------------------------

                                        Its: Assistant Vice President
                                            --------------------------------

                                  EXHIBIT 1

                        CERTIFICATE OF INCORPORATION
                       OF THE TRUSTEE AS NOW IN EFFECT

                      AMENDED ARTICLES OF INCORPORATION

                                     OF

                       FIFTH THIRD BANK, WESTERN OHIO

FIRST:            The name of this Corporation shall be Fifth Third Bank.

SECOND: The place in Ohio where its principal office is to be located is Cincinnati, Hamilton County, Ohio.

THIRD: This Corporation is formed for the purpose of (a) receiving on deposit or in trust, moneys, securities and other valuable property, on such terms as may be agreed, and of doing the business of a savings bank and of a trust company;
                  (b) disposing of box vaults for safekeeping of valuables by lease or otherwise; (c) investing and loaning the funds of the company and those received by it on deposit or in trust;
                  (d) doing a commercial banking business; (e) doing the business of a special plan bank; and (f) doing any other lawful act or activity for which banking corporations may be formed under Ohio law; and in furtherance of said purposes, to exercise all of the powers which may be lawfully exercised by a corporation formed therefor, and to do all things necessary or incident thereto.

FOURTH: The maximum number of shares which this Corporation is authorized to have outstanding shall be Four Hundred Fifty-Four Thousand Forty-Two (454,042) shares of common stock, with a par value of Ten Dollars ($10.00) per share.

FIFTH: No holder of any share or shares of any class issued by this Corporation shall be entitled as such, as a matter of right, at any time, to subscribe for or purchase (i) shares of any class issued by this Corporation, now or hereafter authorized, (ii) securities of this Corporation convertible into or exchangeable for shares of any class issued by this Corporation, now or hereafter authorized, or (iii) securities of this Corporation to which shall be attached or appertain to any rights or options whether by the terms of such securities or in the contracts, warrants, or other instruments (whether transferable or non-transferable or separable or inseparable from such securities) evidencing such rights or options entitling the holders thereof to subscribe for or purchase shares of any class issued by this Corporation, now or hereafter authorized; it being the intent and is the effect of this Article Fifth to fully eliminate any and all pre-emptive rights with respect to the shares of any class issued by this Corporation now or hereafter authorized.

SIXTH: When authorized by the affirmative vote of a majority of the Board of Directors, without the action or approval of the shareholders of this Corporation, and when approved in advance by the Ohio Superintendent of Banks, this Corporation may redeem, purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation for such prices and upon and subject to such terms and conditions that the Board of Directors may determine.

SEVENTH: These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation.

                                  EXHIBIT 2

                       CERTIFICATE OF AUTHORITY OF THE
                        TRUSTEE TO COMMENCE BUSINESS
                           (INCLUDED IN EXHIBIT 1)

                                  EXHIBIT 3


                 A COPY OF THE AUTHORIZATION OF THE TRUSTEE
                     TO EXERCISE CORPORATE TRUST POWERS

                               [See Attached]

                                STATE OF OHIO

                     DIVISION OF FINANCIAL INSTITUTIONS



This is to certify that Fifth Third Bank, Cincinnati, Ohio, organized under the laws of the State of Ohio has complied with the laws relating to trust companies under Section 1111.04 of the Ohio Revised Code and is qualified to exercise trust powers in Ohio.

Witness my hand at Columbus, Ohio, this 1st day of October, 2002.



                                         /s/ F. Scott O'Donnell
                                         ----------------------
                                         F. Scott O'Donnell
                                         Superintendent
                                         Division of Financial Institutions

                                  EXHIBIT 4

          A COPY OF THE EXISTING CODE OF REGULATIONS OF THE TRUSTEE
                      INCORPORATING AMENDMENTS TO DATE

                               [See Attached]

CODE OF REGULATIONS OF FIFTH THIRD BANK
---------------------------------------

ARTICLE I
                                SHAREHOLDERS

         SECTION 1. MEETINGS. The annual meeting of the Shareholders shall be held at the principal office of the Corporation at such hour, as may be fixed in the notice of such meeting, and on such date, not earlier than the second Tuesday of January or later than the third Tuesday of April of each year, as shall be fixed by the Board of Directors and communicated in writing to the Shareholders not later than twenty (20) days prior to such meeting.

         SECTION 2. QUORUM. Shareholders, whether in person or by lawful proxies, representing a majority in amount of the outstanding stock of the Corporation, shall constitute a quorum at any Shareholders' meeting. If there be less than a majority in amount of such stock at any meeting, the meeting may be adjourned from time to time.

ARTICLE II
                             BOARD OF DIRECTORS

         SECTION 1. ELECTION AND NUMBER. The Board of Directors shall be elected by the Shareholders. The Board of Directors shall be composed of eighteen (18) persons unless this number is changed by: (1) the Shareholders in accordance with the applicable laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than twenty four (24) persons and may decrease the number to not less than fifteen (15) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office. Within sixty (60) days of the election or appointment of each Director, the Director shall take and subscribe to an oath to diligently and honestly perform the duties of a director and to not knowingly violate, or permit to be violated, any federal or Ohio banking law.

         SECTION 2. TERM. Directors shall hold office until the expiration of the term for which they were elected, and shall continue in office until their respective successors shall have been duly elected and qualified. Any such term of office shall be no longer than three (3) years.

         SECTION 3. QUALIFICATIONS AND COMPENSATION. No person shall serve as a Director who does not meet the qualification requirements of the applicable laws of Ohio. Each Director shall be entitled to receive such compensation for attendance at meetings of the Board of Directors or Committees thereof as the Board of Directors may, from time to time, fix.

         SECTION 4. REPLACEMENT OR REMOVAL. Directors may be replaced or removed as provided by the laws of Ohio, provided that Directors may be removed without cause only by an affirmative vote of not less than two-thirds (2/3) of the outstanding shares of the Corporation.

         SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the Board of Directors until an election to fill such vacancy is had.

         SECTION 6. QUORUM. A majority of the whole authorized number of Directors, as the same shall be established from time to time in accordance with Section 1 of this Code of Regulations, shall constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitutes a quorum for the filling of a vacancy or vacancies of the Board.

         SECTION 7. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held on the third Tuesday of each month, or at such other times as may be determined by the Board of Directors. Except as otherwise provided by the laws of Ohio, any business may be transacted at any regular meeting of the Board of Directors. Special meetings shall be held upon the call of the Chairman of the Board, if one be elected, or by the President, or in their absence, by a Vice President or any three (3) Directors.

         SECTION 8. NOTICE OF MEETINGS. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member to the Board.

         SECTION 9. COMMITTEES.

         9.1 EXECUTIVE COMMITTEE. The Board of Directors shall appoint an Executive Committee consisting of at least three (3) members of the Board of Directors. Such executive Committee shall serve until their successors are appointed. A majority of the members of said Committee shall constitute a quorum. The Executive Committee shall conduct the business of the Corporation and shall have all the powers of the Board of Directors when said Board is not in session, except that of declaring a dividend. The Secretary of the Corporation shall keep a record of the Committee's proceedings, which, signed by the Chairman of the Committee, shall be presented at the meetings of the Committees and at the meetings of the Board of Directors.

         9.2 OTHER COMMITTEES. The Board of Directors shall appoint a Trust Committee of which the Vice President and Trust Officer and at least three
(3) of its members who are not officers of the Corporation shall be members. The Vice President and Trust Officer shall be Chairman of the Trust Committee. In addition thereto, the Chairman of the Board, Chief Executive Officer or President, may appoint such additional Committees, by and with the approval of the Board of Directors, as may be deemed desirable or necessary.

         Each such Committee, so appointed, shall have such powers and perform such duties, not inconsistent with the applicable laws of Ohio, as may be delegated to it by the Board of Directors.

         SECTION 10. INDEMNIFICATION. The Corporation shall indemnify each Director and each Officer of the Corporation, and each person employed by the Corporation who serves at the written request of the President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by the applicable laws of Ohio. The term `Officer' as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the Chief Executive Officer, the President, each Vice President, each Affiliate Director, the Treasurer, the Secretary, the Cashier, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an `Officer' within the operation of this Section by action of the Board of Directors. The Corporation may indemnify assistant Officers, employees and others by action of the Board of Directors to the extent permitted by the applicable laws of Ohio.

ARTICLE III
                                  OFFICERS

         SECTION 1. ELECTION OF OFFICERS. The Board of Directors at the first meeting after the election of Directors may elect one of its own number Chairman of the Board and one of its own number Vice Chairman of the Board; and it shall elect one of its own number President. It may also elect a Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President and/or Senior Vice President and/or Vice President and Trust Officer), one or more Affiliate Directors, a Cashier, a Secretary, and a Treasurer, and it may appoint such other officers as the Board may deem advisable. The Corporation may also elect a Chief Executive Officer, President, Chief Financial Officer, Secretary and/or Treasurer for each affiliate of the Corporation as determined appropriate from time to time by the Board of Directors, with such officers having the name of such affiliate appended to his of her title (e.g., President (Northeastern Ohio)). Any two or more offices may be held by the same person. Officers so elected shall hold office during the term of the Board by whom they are elected, subject to the power of the Board to remove them at its discretion. They shall be bonded in such amount and with such surety or securities as the Board of Directors shall require.

         SECTION 2. POWERS AND DUTIES. The Chairman of the Board of Directors, if the office be filled, otherwise the Vice Chairman of the Board of Directors, if the office be filled, otherwise the President shall preside at all meetings of the Shareholders and the Board of Directors, shall be responsible for the supervision and control over the business of the Corporation and shall serve at the pleasure of the Board of Directors. In the absence or disability of any of the foregoing officers, their respective duties shall be performed by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a Vice President specifically designated by the Board of Directors, in the order named.

         The Secretary, or in his absence or disability, the assistant Secretary, shall act, ex officio, as Secretary of all meetings of the Shareholders, the Board of Directors and the Executive Committee. The other officers of the Corporation shall have such powers and duties as usually and customarily attach to their offices.

ARTICLE IV
                        AFFILIATE BOARDS OF DIRECTORS
                        -----------------------------

         SECTION 1. AFFILIATE BOARDS OF DIRECTORS. The Board of Directors may elect such of its members and Officers of the Corporation (whether or not such other persons are employed by the Corporation) in such numbers as the Board of Directors deems necessary to form an affiliate board of directors for such affiliates of the Corporation as determined appropriate from time to time by the Board of Directors. As of December 29, 2000, such affiliates are anticipated to be known as: Fifth Third Bank (Central Ohio), Fifth Third Bank (Ohio Valley), Fifth Third Bank (Northwestern Ohio), Fifth Third Bank (Northeastern Ohio), and Fifth Third Bank (Western Ohio). Any person designated as an Affiliate Director, who is not employed by the Corporation, shall be a Non-Employee Officer of the Corporation. Affiliate Directors so elected shall hold office during the term of the Board by whom they are appointed, subject to the power of the Board to remove them at its discretion and/or until such time as their successors have been duly elected and qualified.

         SECTION 2. POWERS AND DUTIES. The Board of Directors may delegate to each Affiliate Board of Directors the power and authority to take by majority vote of the members of such Affiliate Board of Directors any and all such actions that may be legally delegated by the Board of Directors to any one or more officers of the Corporation pursuant to the laws of Ohio. Any action taken by any Affiliate Director pursuant to the direction given or authorization granted to him or her by such Affiliate Board of Directors shall constitute the valid and legal act of the Corporation pursuant to the approval and authorization of the Board of Directors.

         SECTION 3. EXECUTIVE COMMITTEES. Each Affiliate Board of Directors shall appoint an Executive Committee consisting of at least three (3) members of the respective Affiliate Board of Directors. Such executive Committee shall serve until their successors are appointed. The Board of Directors may delegate to each such Executive Committee of an Affiliate Board of Directors any and all such actions that may be legally delegated to the respective Affiliate Board of Directors pursuant to the laws of Ohio. Any action taken by any officer of the Corporation pursuant to the direction given or authorization granted to him or her by such an Executive Committee shall constitute the valid and legal act of the Corporation pursuant to the approval and authorization of the Board of Directors.

ARTICLE V
                            CERTIFICATES OF STOCK

         SECTION 1. FORM. Certificates for shares of stock shall be signed by the Chairman of the Board, or by the President, or by one of the Vice Presidents, and by the Secretary or Treasurer or by the Cashier or an Assistant Cashier, shall contain such statements as are required by applicable Ohio law, and shall otherwise be in such form as the Board of Directors may, from time to time, require.

         SECTION 2. TRANSFERS. Shares shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney upon surrender of the certificates therefor with duly executed assignment endorsed thereon or attached thereto.

         SECTION 3. CLOSING OF TRANSFER BOOKS. The books for the transfer of the stock of the Corporation shall be closed for at least five (5) days preceding the annual meeting of Shareholders, and may be closed by order of the Board of Directors, or Executive Committee, for a like period before any other meeting of the Shareholders.

ARTICLE VI
                                 AMENDMENTS

         These regulations may be changed, and new regulations adopted by the assent thereto in writing of at least two-thirds (2/3) of the Shareholders of the Corporation in number and in amount or by a majority of such Shareholders in number and in amount; at a meeting held for that purpose, notice of which has been given by the President, the Secretary, or any two (2) Directors on behalf of the Corporation, personally or by written notice, to each Shareholder, or in such other manner as may then be authorized by the applicable laws of Ohio.

                                  EXHIBIT 5


               A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4

                              (NOT APPLICABLE)

                                  EXHIBIT 6

           THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321 (B)
                     OF THE TRUST INDENTURE ACT OF 1939

                               [See Attached]

                            EXHIBIT 6 TO FORM T-1

                             CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Debt Securities of Delta Natural Gas Company, Inc., Fifth Third Bank hereby consents that reports of examination by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        FIFTH THIRD BANK


                                        By: Fred Overbeck
                                           ---------------------------------

                                        Its: Assistant Vice President
                                            --------------------------------

                                  EXHIBIT 7

           A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE
                PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
                  OF ITS SUPERVISING OR EXAMINING AUTHORITY

                               [See Attached]

Fifth Third Bank
-----------------------------------------------------
Legal Title of Bank

Cincinnati
-----------------------------------------------------
City

OH                                             45263
-----------------------------------------------------
State                                        Zip Code


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balance due from depository institutions (from Schedule RC-A):                RCFD
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin (1)_______________________       0081        986,395  1.a
    b. Interest-bearing balances (2)________________________________________________       0071         25,809  1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)___________________       1754         12,950  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)_________________       1773     13,323,165  2.b
3.  Federal Funds sold and securities purchased under agreements to resell                 RCON
    a. FEDERAL FUNDS SOLD IN DOMESTIC OFFICES                                              B987        562,885  3.a
                                                                                           RCFD
    b. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3)__________________________       B989              0  3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale_______________________________________________       5369      1,238,153  4.a
    b. Loans and leases, net of unearned income__________________B528                22,614,423                 4.b
    c. LESS: Allowance for loan and lease losses_________________3123                   333,510                 4.c
    d. Loans and leases, net of unearned income and
       allowance (Item 4.b minus 4.c)_______________________________________________       B529     22,280,913  4.d
5.  Trading assets (from Schedule RC-D)_____________________________________________       3545         24,594  5.
6.  Premises and fixed assets (including capitalized leases)________________________       2145        385,754  6.
7.  Other real estate owned (from Schedule RC-M)____________________________________       2150         13,225  7.
8.  Investments in unconsolidated subsidiaries and associated companies (from              2130              0  8.
    Schedule RC-M)__________________________________________________________________
9.  Customers' liability to this bank on acceptances outstanding____________________       2155         15,397  9.
10. Intangible assets                                                                                           10.
    a. Goodwill_____________________________________________________________________       3163        156,985  10.a
    b. Other intangible assets (from Schedule RC-M)_________________________________       0426        362,261  10.b
11. Other assets (from Schedule RC-F)_______________________________________________       2160      2,234,524  11.
12. Total Assets (sum of items 1 through 11)________________________________________       2170     41,623,010  12.

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposits not held for trading.
(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

Fifth Third Bank
-----------------------------------------------------
Legal Title of Bank

Cincinnati
-----------------------------------------------------
City

OH                                             45263
-----------------------------------------------------
State                                        Zip Code


SCHEDULE RC - CONTINUED
                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
                                                                                           RCON
                                                                                           ----
    a. In domestic offices (sum of totals of columns A and C from Schedule
       RC-E, part 1)____________________________________________                           2200     20,923,373  13.a.
                                                                 RCON
                                                                 ----
       1. Noninterest-bearing (1)_______________________________ 6631      1,752,072                            13.a.1.
       2. Interest-bearing______________________________________ 6636     19,171,301                            13.a.2.
                                                                                           RCFN
                                                                                           ----
    b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II)_____________________                           2200      2,409,332  13.b.
                                                                 RCFN
                                                                 ----
       1. Noninterest-bearing___________________________________ 6631              0                            13.b.1.
       2. Interest-bearing______________________________________ 6636      2,409,332                            13.b.2.
                                                                                           RCON
14. Federal Funds purchased and securities sold under agreements to repurchase______       ----
    a. FEDERAL FUNDS SOLD IN DOMESTIC OFFICES_______________________________________       B993      5,710,252  14.a.
                                                                                           RCFD
                                                                                           ----
    b. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3)___________________________       B995      1,312,216  14.b.
15. Trading liabilities (from Schedule RC-D)________________________________________       3548              0  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M):_______________________________________       3190      4,432,156  16
17. Not applicable__________________________________________________________________
18. Bank's liability on acceptances executed and outstanding________________________       2920         15,397  18
19. Subordinated notes and debentures (4)___________________________________________       3200        603,775  19
20. Other liabilities (from Schedule RC-G)__________________________________________       2930      2,341,350  20
21. Total liabilities (sum of items 13 through 20)__________________________________       2948     37,747,851  21
22. Minority interest in consolidated subsidiaries__________________________________       3000        440,447  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus___________________________________       3838              0  23
24. Common Stock____________________________________________________________________       3230          4,540  24
25. Surplus (exclude all surplus related to preferred stock)________________________       3839      1,224,243  25
26. a. Retained earnings____________________________________________________________       3632      2,105,991  26.a.
    b. Accumulated other comprehensive income (5)___________________________________       B530         99,938  26.b.
27. OTHER EQUITY CAPITAL COMPONENTS (6)_____________________________________________       A130              0  27
28. Total equity capital (sum of items 23 through 27)_______________________________       3210      3,434,712  28
29. Total liabilities, minority interest and equity capital (sum of items 21,
    22 and 28)______________________________________________________________________       3300     41,623,010  29

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."
(3) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains
    (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Fifth Third Bank
-----------------------------------------------------
Legal Title of Bank

Cincinnati
-----------------------------------------------------
City

OH                                             45263
-----------------------------------------------------
State                                        Zip Code


MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION
                                                                                           RCFD         NUMBER
                                                                                           ----         ------
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
    by independent external auditors as of any date during 2001_____________________       6724            N/A  M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.
2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3= Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm (may be required by state chartering authority)
5= Director's examination of the bank performed by other external auditors (may be required by state chartering authority)
6=  Review of the bank's financial statements by external auditors
7=  Compilation of bank's financial statements by external auditors
8=  Other audit procedures (excluding tax preparation work)
9=  No external audit work

                                  EXHIBIT 8


A COPY OF ANY ORDER PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT


                              (NOT APPLICABLE)

                                  EXHIBIT 9


        FOREIGN TRUSTEES ARE REQUIRED TO FILE A CONSENT TO SERVICE OF
                             PROCESS OF FORM F-X


                              (NOT APPLICABLE)